Execution Copy

AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT

          THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”) dated as of the 31st day of December, 2007, is made by and among Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (the “Company”), Bluegreen Vacations Unlimited, Inc., a Florida corporation (“Bluegreen”), and Big Cedar, L.L.C., a Missouri limited liability company (“Big Cedar”). The Company, Bluegreen and Big Cedar are each referred to herein as a “Party”, and collectively as “Parties.”

RECITALS:

          WHEREAS, the Company and Bluegreen previously entered into that certain Administrative Services Agreement dated as of June 16, 2000 (the “Original Administrative Services Agreement”), which provided for an arrangement by which Bluegreen provided certain general and administrative services relating to the Big Cedar Timeshare Project on the terms set forth therein; and

          WHEREAS, the Company and Bluegreen now desire to amend and restate the Original Administrative Services Agreement in its entirety on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises contained herein, the Original Administrative Services Agreement is hereby amended by striking said Original Administrative Services Agreement in its entirety and substituting therefore the following Amended and Restated Administrative Services Agreement:

          1.        Definitions.

                    (a)     Annual Sales Volume shall mean the annual gross sales of timeshare interests in the Timeshare Projects, less purchaser cancellation and defaults, determined quarterly.

                    (b)     Big Cedar Timeshare Project shall mean that certain timeshare project developed by the Company known as the Wilderness Club at Big Cedar and located contiguous to the Big Cedar Lodge in Ridgedale, Taney County, Missouri, including that portion of the Big Cedar Timeshare Project known as “Building 3000,” which timeshare project is located on that certain property described on Exhibit “B” to the Operating Agreement and incorporated herein by this reference.

                    (c)     Operating Agreement shall mean that certain Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of the date hereof, by and among Bluegreen and Big Cedar.

                    (d)     Red Rock Bluff Timeshare Project shall mean that certain timeshare project to be developed by the Company, located in Taney County, Missouri, which timeshare project shall be located on that certain property described on Exhibit “C” attached to the Operating Agreement and incorporated herein by this reference.

                    (e)     Servicing Agreement shall mean that certain Amended and Restated Servicing Agreement, dated as of the date hereof, by and among Bluegreen Corporation, the Company, and Big Cedar.

                    (f)     Timeshare Projects shall mean collectively the Big Cedar Timeshare Project and the Red Rock Bluff Timeshare Project, together with such other timeshare projects as may be owned, developed and sold by the Company from time to time.

          2.        Services to be Provided. In consideration of the Fee set forth in Section 5, Bluegreen agrees to perform the following services for the benefit of the Company:

                    (a)     Hiring, firing and setting compensation for the Company’s employees and managers in accordance with the Company’s approved Annual Budget (as defined in the Operating Agreement), excepting the General Manager who shall be employed in accordance with the Operating Agreement.

                    (b)     Performing business functions of the Company as respects the use of internal accounting, management information, human resources and other back-office services.

                    (c)     Supervising marketing and sales closings of timeshare interests in the Timeshare Projects.

                    (d)     Providing and/or coordinating for the centralized accounting, financing, legal, human resource, management information services, budget preparation and management.

          3.        Exception from Services. Bluegreen shall not be responsible for providing, and the Fee shall not be deemed to be compensation for, any services provided by Bluegreen Corporation, an affiliate of Bluegreen, for collecting or servicing purchaser notes, which is the subject of the Servicing Agreement.

          4.        Outside/Third Party Services. All fees, costs and expenses payable to third parties incurred by or on behalf of the Company for outside services, as opposed to in-house services necessary to provide the foregoing services including, by way of example and not limitation, legal, accounting and audit fees, employee benefits, technological and similar services, and all other mutually agreed-upon expenses as may be provided from time to time for the benefit of the Company, shall be at the full cost and expense of the Company (collectively, the “Permitted Company Expenses”). All of the foregoing Permitted Company Expenses shall be directly paid by the Company or, if paid by Bluegreen, reimbursed by the Company, as applicable. Bluegreen may elect to use its available in-house staff to perform some or all of the foregoing services when reasonably appropriate, provided, that Bluegreen shall first obtain approval of Big Cedar and that such services performed by Bluegreen in-house staff shall be at rates at least as favorable to the Company as those available from unaffiliated parties.

          5.        Fee. For the performance of the services hereunder, the Company shall pay to Bluegreen or Bluegreen Corporation (as Bluegreen may determine in its sole discretion), a fee (“Fee”) equal to three percent (3%) of the Annual Sales Volume of the Company, determined quarterly. The Fee shall be due and payable in arrears on the last day of each fiscal quarter, and the Company shall make such payment in full no later than twenty (20) days after such date. At such time, in addition to payment of the Fee, the Company shall reimburse Bluegreen within thirty (30) days of the Company’s receipt of an invoice for the Permitted Company Expenses incurred by Bluegreen as set forth in Section 4.

          6.        No Reimbursement of Bluegreen Expenses. Notwithstanding the Permitted Company Expenses provided by Section 4 of this Agreement, Bluegreen shall not be entitled to receive payment of or reimbursement for any of its general and administrative fees, overhead, costs or expenses incurred on behalf of the Company relating to the Timeshare Projects including, without limitation, expenses incurred by Bluegreen representatives for travel to the Timeshare Projects in Missouri for the purpose of providing services for this Agreement or other related expenses.

          7.        Breach. In the event of breach of this Agreement by any Party, each Party shall be entitled to all remedies at law or in equity available, including remedies for collection of amounts due, or for equitable relief, including any decree of specific performance of the terms of this Agreement. Under no circumstances shall any Party be liable to another for any special, incidental, indirect, consequential, lost future revenue, income or profits, diminution of value or loss of business reputation or opportunity, punitive or similar damages in connection with this Agreement.

          8.        Dispute Resolution Procedure. In the event of any dispute or disagreement between the Parties hereunder, either party may give written notification of such dispute or disagreement to the others. If such party giving notice is the Company or Big Cedar, then the notice shall be given to John M. Maloney, Jr., or the person then performing the duties at Bluegreen currently performed by John M. Maloney, Jr. (“Bluegreen CEO”), and if such party giving notice is Bluegreen, then notice shall be given to James A. Hagale or the person performing the duties at the Company currently performed by James A. Hagale (collectively with the Bluegreen CEO, the “CEOs”). The CEOs shall communicate with each other promptly upon any notice, with a view to resolving this dispute or disagreement within ninety (90) days of commencing any negotiations (or such extended periods as the CEOs agree is appropriate in any such case). The foregoing shall be a condition precedent to the applicability of the breach section as provided in Section 7, hereinabove. During any period of such communications, all services prior to any claimed breach shall continue without any alteration or modification, except as acceptable to the party receiving such services.

          9.        Employment-Related Indemnity and Insurance. In addition to the indemnity set forth in Section 11, Bluegreen agrees to save and hold harmless, to defend and indemnify, the Company against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including legal fees of any nature and character as may arise or be made against the Company as a result of Bluegreen’s actions on behalf of the Company as set forth in Section 2(a). During the term of this Agreement, Bluegreen shall maintain, at its sole cost and expense, employment practices liability insurance in such amounts, and with such limits and deductibles as shall be commercially reasonable; subject, however, to Bluegreen’s right to receive reimbursement from the Company for such costs and expenses as a Permitted Company Expense pursuant to Section 4. Bluegreen shall provide the Company with certificates of insurance on an annual basis verifying the insurance required in this Section 9, and all such policies shall name the Company as an additional insured thereunder and shall waive all rights of subrogation against the Company.

          10.        Indemnification by the Company. The Company agrees to save and hold harmless, to defend and indemnify, Bluegreen against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including legal fees of any nature and character as may arise or be made against Bluegreen as a result of the Company’s violation of laws, breach of this Agreement, gross negligence or willful acts or omissions in acting in relation to this Agreement, or which Bluegreen may in any way incur in defending or prosecuting, settling or discontinuing any such proceeding, action, claim, damage, expense or outlay. Notwithstanding the foregoing, in no event shall the Company be obligated to indemnify Bluegreen from any actions, proceedings, claims, demands, losses, outlays, damages or expenses resulting from Bluegreen’s fraud, bad faith, dishonesty, violation of Laws, willful misconduct, gross negligence or breach of the express terms of this Agreement.

          11.        Indemnification by Bluegreen. In addition to the indemnity set forth in Section 9, Bluegreen agrees to save and hold harmless, to defend and indemnify, the Company against all actions, proceedings, claims, demands, losses, outlays, damages or expenses, including legal fees of any nature and character as may arise or be made against the Company as a result of Bluegreen’s violation of laws, breach of this Agreement, gross negligence or willful acts or omissions in acting in relation to this Agreement, or which the Company may in any way incur in defending or prosecuting, settling or discontinuing any such proceeding, action, claim, damage, expense or outlay. Notwithstanding the foregoing, in no event shall Bluegreen be obligated to indemnify the Company from any actions, proceedings, claims, demands, losses, outlays, damages or expenses resulting from the Company’s fraud, bad faith, dishonesty, violation of Laws, willful misconduct, gross negligence or breach of the express terms of this Agreement.

          12.        Notices. Any notice or other document to be given hereunder by any Party to any other Party shall be in writing and delivered by courier or by telecopy transmission or sent by any express mail service, postage or fees prepaid:

If to Bluegreen:	Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attn: Mr. John M. Maloney, Jr., President

With a copy to:	Weinstock & Scavo, P.C.
3405 Piedmont Road, N.E., Suite 300
Atlanta, Georgia 30305
(404) 231-3999
(404) 231-1618
Attn: James J Scavo, Esq.

If to the Company:	Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attn: Mr. John M. Maloney, Jr., President

With a copy to:	Weinstock & Scavo, P.C.
3405 Piedmont Road, N.E., Suite 300
Atlanta, Georgia 30305
(404) 231-3999
(404) 231-1618
Attn: James J Scavo, Esq.

and

Big Cedar, L.L.C.
2500 East Kearney Street
Springfield, Missouri 65898
Tel: (417) 339-5100
Fax: (417) 334-3956
Attn: General Counsel
Attn: Toni M. Miller

With a copy to:	Latham & Watkins, L.L.P.
233 South Whacker Drive
Chicago, IL 60606
Tel: (312) 876-6520
Fax: (312) 993-6767
Attn: Michael A. Pucker, Esq.

Or at such other address or number for a Party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or its agent.

          13.        Parties Bound by Agreement. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Without the prior written consent of the other party, no Party may assign such Party’s rights, duties or obligations hereunder or any part thereof to any other person or entity.

          14.        Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

          15.        Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          16.        Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof.

          17.        Construction. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri, exclusive of conflicts of laws principles. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. Unless otherwise expressly provided herein, all references in this Agreement to Section(s) shall refer to the Section(s) of this Agreement. Time is of the essence in the performance of this Agreement.

          18.        No Limitation. The Parties agree that the rights and remedies of any Party under this Agreement shall not operate to limit any other rights and remedies otherwise available to any Party under the Operating Agreement or otherwise.

          19.        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

          20.        Term. The term of this Agreement shall commence on the date hereof and continue for seven (7) years thereafter, and shall, unless terminated by either of the Parties hereto, automatically renew for additional one (1) year periods; it being agreed that any Party desiring to terminate this Agreement at the end of the initial or any extension term shall provide not less than one hundred twenty (120) days prior written notice of such termination to the other Party.

[Signatures follow on next page]

                    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

BLUEGREEN/BIG CEDAR VACATIONS, LLC, a
Delaware limited liability Company

By:	Bluegreen Vacations Unlimited, Inc., a Florida
Corporation

By:
Please Print Name:
Its:

BLUEGREEN VACATIONS UNLIMITED, INC.,
a Florida Corporation

By:
Please Print Name:
Its:

Solely for the purposes of the rights set forth in
Section 4:

BIG CEDAR, L.L.C., a Missouri limited
liability company

By:
Toni M. Miller
Authorized Signatory